Exhibit 10.1* * Certain identified information has been excluded from the exhibit because it is both (i) not material and (ii) the registrant treats such information as private or confidential ASSET SALE AGREEMENT THIS ASSET SALE AGREEMENT (“Agreement”), entered into this 12th day of January, 2024 (the “Effective Date”), by and between the undersigned Seller and Buyer sets forth the terms and conditions whereby the Seller agrees to sell and the Buyer agrees to purchase the Loan(s) identified herein. NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Seller and the Buyer hereby agree as follows: 1. Definitions. Capitalized terms shall be defined as set forth in this Agreement, including in Appendix A to this Agreement. 2. Agreement to Purchase and Sell. Subject to and in accordance with the terms and conditions of this Agreement, the Seller hereby agrees to sell, assign, transfer and convey to the Buyer on the Closing Date, and the Buyer hereby agrees to purchase and accept on the Closing Date, all rights, title, and interests of the Seller in, to and under the Loan(s) set forth on Schedule A attached hereto; provided, however, that in no event shall Buyer be deemed to assume any Seller Retained Liabilities. 3. Payment of Purchase Price; Closing. The closing shall occur on the Closing Date, by delivery of Closing Documents by hand or overnight delivery. In the event a copy of the Seller’s signature to this Agreement is not delivered to the Buyer within one Business Day after the Effective Date, the Buyer may extend the Closing Date by one Business Day for each Business Day of such delay. 3.1 Payment of Adjusted Purchase Price and Payments Subsequent to the Closing Date. On the Closing Date, the Buyer shall pay to the Seller by wire transfer in immediately available funds, the amount of the Purchase Price less any positive escrows held by the Seller relating to the Loan(s). The adjusted Purchase Price shall be calculated on a settlement statement prepared by the Seller and available for the Buyer’s review two Business Days prior to the Closing Date. [***************************************************************************] From time to time after the Closing Date the Seller shall pay to the Buyer, within two (2) Business Days after receipt thereof, the net amount of any Collections received by the Seller on or after the Closing Date (to the extent collected in good funds by the Seller) and not already so paid to the Buyer, but only after all payments due to the Seller from the Buyer in connection with the sale of the Loan(s) have been paid to the Seller, including, without limitation, any costs and expenses related to any Collections. 3.2 Conveyance. Upon receipt of the Purchase Price, the Seller shall sell, assign, transfer and convey the Loan(s) to the Buyer subject to and in accordance with the provisions of this Agreement. 3.3 Taxes, Fees, Etc. The Buyer shall pay all transfer, filing and recording fees, taxes, costs and expenses, and any applicable documentary taxes, required to be paid by either the Seller or the Buyer in connection with the transactions contemplated hereby, and hereby agrees to indemnify and hold the Seller harmless from and against any and all claims, liability, costs and expenses arising out of or in connection with the failure of the Buyer to pay any such amount on a timely basis. The Seller shall be entitled to require the payment of any such fees, taxes, costs and expenses at or prior to the closing and as a condition thereof. This Section shall not require the Buyer to pay any taxes, costs or expenses related to the Seller’s sale or income tax obligations occasioned by the sale of the Loan(s).

2 92490722 4. Transfer of Loan(s). 4.1 Closing Documents. Not later than two (2) Business Days prior to the Closing Date, the Seller shall deliver to the Escrow Agent (i) a Bill of Sale in the form attached hereto as Attachment 1, selling, assigning, transferring and conveying to the Buyer all rights, title and interests of the Seller in, to and under the Loan(s), all on the terms and conditions set forth in this Agreement; (ii) the original Note(s), or affidavits of lost Note(s), endorsed to the Buyer by allonge in the form attached hereto as Attachment 2; (iii) assignment(s) of the Mortgage(s) in the form attached hereto as Attachment 3; (iv) a Limited Power of Attorney in the form of Attachment 4; (v) UCC assignments in blank, which UCC assignments in blank shall be in form and substance acceptable for filing in the applicable jurisdictions and (vi) an Omnibus Assignment in the form of Attachment 5 (collectively, the "Closing Documents"). Except as included in this Agreement, the endorsements and assignments included in the Closing Documents shall be without recourse, representation or warranty of any kind or nature. Such qualifying language on the endorsements and assignments shall not affect, limit or enlarge the obligations of the Seller and the rights, remedies and recourse of the Buyer under this Agreement. Following the Closing Date, the Escrow Agent shall submit the applicable Closing Documents to the appropriate jurisdictions for recording. 4.2 Escrow Agent’s Delivery of Closing Documents. The Escrow Agent shall review the Closing Documents for completeness, authenticity, sufficiency, or otherwise. The Escrow Agent shall make the Closing Documents available for review by the Buyer prior to the closing. The Escrow Agent shall have the Closing Documents delivered to the Buyer by hand or overnight delivery upon the Escrow Agent’s receipt of written notification from the Seller that the Seller has received the adjusted Purchase Price. In the event of a dispute or disagreement concerning delivery of the Closing Documents or the Escrow Agent’s duties hereunder, the Escrow Agent shall take action at the written direction of both the Buyer and the Seller or upon an order of a court of competent jurisdiction. 4.3 Delivery of Collateral Documents, Etc. Not later than two (2) Business Days prior to the Closing Date, the Seller shall deliver to the Escrow Agent as bailee for Buyer as described in the relevant bailee letter executed between the parties and the Escrow Agent, the entire Review File including, without limitation, originals of each Collateral Document to the extent originals are in the Seller's possession. 4.4 Execution of Separate Loan Assignments. At and after the closing, to the extent prepared by the Buyer, the Seller shall execute, and acknowledge if appropriate, for delivery to the Buyer one or more additional documents to the extent required by applicable public recording or filing laws to transfer to such Buyer the rights, title and interests of the Seller in, to and under the purchased Loan(s) (collectively, “Separate Loan Assignments”). Except as included in this Agreement, the Separate Loan Assignments shall be without recourse, representation or warranty of any kind or nature. Such qualifying language on the Separate Loan Assignments shall not affect, limit or enlarge the obligations of the Seller and the rights, remedies and recourse of the Buyer under this Agreement. The Buyer shall, at Buyer’s sole cost and expense, prepare and furnish any and all further Separate Loan Assignments, if necessary, in form satisfactory to the Seller. The Buyer shall promptly file or record each Separate Loan Assignment, at its sole risk, liability, cost and expense. 4.5 Limited Power of Attorney. Seller shall deliver a Limited Power of Attorney in the form of Attachment 4 which will permit Buyer to execute such endorsements of the Notes and, if any, assignment of mortgages, security interests and financing statements as Buyer deems appropriate. Any endorsement of a Note shall state clearly in the endorsement that the Note is assigned without recourse, representation or warranty of any kind or nature except as included in this Agreement. Such qualifying language shall not

3 92490722 affect, limit or enlarge the obligations of the Seller and the rights, remedies and recourse of the Buyer under this Agreement. 4.6 Hazard, Liability Insurance, Etc. At the request and sole risk, liability, cost and expense of the Buyer, the Seller shall cooperate with the Buyer in executing written requests to each hazard, casualty and liability insurer, and to the writing agent for each flood hazard insurer, issuing a policy of insurance obtained by an Obligor with respect to the Loan(s), requesting an endorsement of its policy of insurance effective on the Closing Date adding the Buyer as the mortgagee, the loss payee and/or an insured named therein, as the case may be, together with instructions that such endorsement be forwarded directly to the Buyer, with a copy to the Seller at the address herein specified for notices. Each such request shall be prepared by the Buyer at its sole risk, liability, cost and expense, and any additional premium or other charge in connection therewith shall be paid by the Buyer. Any loss on or after the Closing Date either to an Obligor, the Buyer or to the value or collectability of the Loan(s) due to the Seller's cancellation of collateral or real property risk insurance or its failure to identify the Buyer as loss payee, mortgagee or other insured is the sole responsibility of the Buyer. To the extent the Loan(s) constitute personal or real property, the Seller expressly disclaims any obligation to provide or pay any related transaction taxes or other fees. 4.7 Servicing of the Loans. The Buyer and Seller acknowledge and agree that the Buyer has agreed to engage the Seller (or an affiliate thereof) to service the Loans following the Closing Date pursuant to, and in accordance with, the terms of a servicing agreement to be executed as of the Closing Date. 4.8 Payment of Buyer Swap Consideration. The Buyer and Seller acknowledge and agree that the payment of the Buyer Swap Consideration (as defined in Section 24) by the Seller on the Closing Date is a condition precedent to the transfer of the Loans. 4.9 Outstanding Advances. The Buyer and Seller acknowledge and agree that with respect to the Loan identified on Schedule A as Mason Park Apartments, an advance under the related Loan Documents is currently contemplated and (i) such advance shall be made prior to January 22, 2024 and the Seller shall deliver to the Buyer evidence that all advance conditions under the related Loan Documents have been satisfied and (ii) that Schedule A shall reflect such advance in the listed outstanding principal balance of the related Loan. 5. Representations and Warranties of the Buyer. The Buyer hereby represents and warrants as follows: 5.1 Organization, Existence, Etc. The Buyer is duly formed or organized, validly existing and in good standing under the laws of the jurisdiction of its formation or organization, and is registered or qualified to conduct business in all other jurisdictions in which the failure to be so registered or qualified would materially and adversely affect the ability of the Buyer to perform its obligations hereunder. 5.2 Authority and Enforceability, Etc. The Buyer has the power and authority to execute, deliver and perform each of the Sale Documents to which it is a party and has taken all necessary action to authorize such execution, delivery and performance. The Buyer’s execution of this Agreement and its performance of its obligations hereunder are not subject to any further approval, vote or contingency from any person or committee. Assuming due authorization, execution and delivery by the Seller, the Sale Documents and all obligations of the Buyer thereunder are the legal, valid and binding obligations of the Buyer, enforceable in accordance with the terms of the Sale Documents, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other laws affecting the enforcement of creditors’

4 92490722 rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). 5.3 Conflict with Existing Laws or Contracts. The execution and delivery of the Sale Documents and the performance by the Buyer of its obligations thereunder will not conflict with or be a breach of any provision of any law, regulation, judgment, order, decree, writ, injunction, contract, agreement or instrument to which the Buyer is subject; and the Buyer has obtained any consent, approval, authorization or order of any court or governmental agency or body required for the execution, delivery and performance by the Buyer of the Sale Documents. 5.4 Financial Condition. Neither the Buyer nor any general partner, limited partner, shareholder or joint venturer in the Buyer is involved in any financial difficulties which would impair or prevent a closing pursuant to this Agreement on the Closing Date. The Buyer has now and will have as of the Closing Date sufficient liquid assets, capital and net worth to meet its obligations under the Sale Documents and to pay the Purchase Price without any financing or other contingencies. 5.5 Decision to Purchase. The Buyer’s bid and decision to purchase the Loan(s) is based upon its own comprehensive review and independent expert evaluation and analysis of the Review File and other materials deemed relevant by the Buyer and its agents. The Buyer has made such independent investigation as the Buyer deems to be warranted into the nature, title, attachment, perfection, priority, validity, enforceability, collectability, and value of the Loan(s), the title, condition and value of any collateral securing the Loan(s), the market conditions and other characteristics of the places where any such collateral is located, and all other facts it deems material to the purchase of the Loan(s). 5.6 No Reliance. In entering into this Agreement and the other Sale Documents, the Buyer has not relied upon any oral or written information from the Seller or any of their respective employees, agents, attorneys or representatives, other than the limited representations and warranties of the Seller contained herein. The Buyer acknowledges that no employee, agent, attorney or representative of the Seller has been authorized to make, and that the Buyer has not relied upon, any statements, representations or warranties other than those specifically contained in this Agreement. 5.7 Buyer a Sophisticated Investor. The Buyer is a sophisticated investor (as that term is used in regulations promulgated under the Securities Act of 1933) who could withstand the loss of the entire Purchase Price. 5.8 Information True and Correct, Full Disclosure. The information provided by the Buyer in connection with its qualification as a bidder, was true and correct on the date provided and did not omit any information necessary to the accuracy and full disclosure of information provided and such information is accurate and complete as of the Effective Date. 5.9 Confidentiality Agreement. The Buyer has not violated any of the terms of the Confidentiality Agreement. At no time has the Buyer or any of its representatives or agents communicated with any Obligor or any of its representatives or agents regarding the Loan(s). The Buyer has no affiliation with, any ownership interest in, or agreement with the Obligor or any of its representatives or agents regarding the Loan(s). 5.10 Brokers. Other than Morgan Stanley, no broker or other party entitled to a commission is involved in connection with this transaction.

5 92490722 6. Seller’s Representations, Warranties and Recourse. This sale is made without recourse against the Seller, or representation or warranty by the Seller, whether expressed, implied or imposed by law, of any kind or nature except as provided in Sections 6 and 21 of this Agreement. The Seller has attempted to provide accurate information to Buyer. Without limiting the generality of the foregoing but subject to the Seller’s representations set forth herein, the Seller does not represent, warrant or insure the accuracy or completeness of any information or its sources of information contained in the Review File, Collateral Documents, Note(s) or Loan(s) (whether contained in originals, duplicate originals, copies, or magnetic media, including computer tapes and disks), including without limitation any reports or other information prepared by accountants, engineers, appraisers, environmental consultants or other professionals. The Seller has not, does not and will not make any representations or warranties with respect to the collectability of any Loan or the value or condition of the Mortgaged Property. To the extent the Loan(s) constitute personal or real property, such property is sold “as-is, where is” and, except with respect to the representations made in this Section, the Seller expressly disclaims any representations or warranties with respect to such property. 6.1 Representations and Warranties by the Seller. The Seller hereby represents and warrants as follows: 6.1.1 Organization, Existence, Etc. The Seller is duly formed or organized, validly existing and in good standing under the federal laws of the United States of America, and is registered or qualified to conduct business in all other jurisdictions in which the failure to be so registered or qualified would materially and adversely affect the ability of the Seller to perform its obligations hereunder. 6.1.2 Authority, Enforceability, Etc. The Seller has the power and authority to execute, deliver and perform each of the Sale Documents to which it is a party and has taken all necessary action to authorize such execution, delivery and performance. The Seller’s execution of this Agreement and its performance of its obligations hereunder are not subject to any further approval, vote or contingency from any person or committee. Assuming due authorization, execution and delivery by the Buyer, the Sale Documents and all the obligations of the Seller thereunder are the legal, valid and binding obligations of the Seller enforceable in accordance with the terms of the Sale Documents, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other laws affecting the enforcement of creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). 6.1.3 Conflict with Existing Laws or Contracts. The execution and delivery of the Sale Documents and the performance by the Seller of its obligations thereunder will not conflict with or be a breach of any material provision of any law, regulation, judgment, order, decree, writ, injunction, contract, agreement or instrument to which the Seller is subject; and the Seller has obtained any consent, approval, authorization or order of any court or governmental agency or body required for the execution, delivery and performance by the Seller of the Sale Documents. 6.1.4 Legal Action Against Seller. There is no action, suit or proceeding of which the Seller has received actual notice pending against the Seller in any court or by or before any other governmental agency or instrumentality which would materially affect the ability of the Seller to carry out the transactions contemplated by the Sale Documents. 6.1.5 Brokers. Other than Morgan Stanley, no broker or other party entitled to a commission is involved in connection with this transaction.

6 92490722 6.2 Representations and Warranties by Seller as to the Loan(s). The Seller hereby represents and warrants that, as to the Loan(s), the following representations and warranties are true and correct in all material respects as of the Effective Date and as of the Closing Date. 6.2.1 Title to Loan(s). The Seller has good title to and is the sole owner of the Loan(s), free and clear of any liens, claims, encumbrances or other charges whatsoever. The Loan(s) are not subject to any prior assignment, conveyance, transfer or participation or agreement to assign, convey, transfer or participate, in whole or in part. 6.2.2 Enforceability. The Loan Documents are the legal, valid and binding obligations of the Obligor thereof, enforceable against such Obligor in accordance with their terms (a) except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors rights generally and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law) and (b) except particular remedies, waivers and other provisions may not be enforceable, but such unenforceability does not affect the practical realization of the intended benefits of the Loan Documents for any default by the maker or Obligor thereunder. The Loan Documents contain no provision limiting the right or ability of Seller to assign, transfer and convey the related Loan to any other person. 6.2.3 No Defense by Obligor. To the best of the Seller's knowledge, the Obligor has no valid defense that prevents enforcement by the holder thereof of the provisions of the Loan Documents or realization by the holder thereof or its assigns against the Mortgaged Property that arises from applicable local, state or federal laws, regulations or other requirements pertaining to usury and any or all other requirement of any federal, state or local law including, without limitation, truth-in-lending, real estate settlement procedures, consumer credit protection, and equal credit opportunity or disclosure laws applicable to such Loan(s). To the best of the Seller's knowledge, the Loan(s) are not subject to any valid right of rescission, set-off, abatement, diminution, counterclaim or defense that prevents enforcement by the Seller thereof or its assigns of the provisions of the Loan Documents or realization by the Seller thereof or its assigns against the Loan Documents of the intended benefits of such Loan Documents and no such claims have been asserted as of the Effective Date with respect to such Loan. 6.2.4 Certain Schedule Information. The statement of the principal, accrued interest and escrow balances for the Loan(s) set forth in Schedule A is true and correct as of the date of calculation. Except as listed on Schedule B, Seller has in its possession or control, and will deliver to Buyer as part of the Closing Documents, the original Obligor executed Note for each of the Loans. Attached hereto as Schedule C is a true, correct and complete list of the Loan Documents. 6.2.5 No Modification. Except by written instrument or other written documentation contained in the Review File, neither the Seller nor, to the best of the Seller's knowledge, any prior holder of the Loan(s) has modified the Loan Documents; satisfied, canceled, subordinated in whole or in part, or released all or any material portion of the Mortgaged Property from the lien of the Mortgage(s) or executed any instrument of release, cancellation or satisfaction. The Loan Documents and any documents modifying their terms included in the Review File are true and correct copies of the documents they purport to be and have not been superseded, amended, modified, canceled or otherwise changed except as disclosed in the Review File. No Obligor has been released from any of their respective obligations under the Loan Documents and Seller has not waived in writing any of the Obligor’s obligations under the Loan Documents.

7 92490722 6.2.6 Review File. Seller has delivered to Buyer the complete Review File. With the exception of any Excluded Information, the Review File includes all material documents in the possession of the Seller, or copies thereof, relating to the Loan(s). 6.2.7 Disbursement of Loan Proceeds. Other than as indicated in Schedule D, the Obligor does not have the right to disbursement of additional loan proceeds or future advances with respect to the Loan(s). 6.2.8 Cross-Collateralization. The Loan(s) are not secured by the same property as any other loan held by the Seller or its affiliated entities, which is not the subject of this Agreement. 6.2.9 Litigation. To the best of the Seller’s knowledge, there is no litigation, proceeding or governmental investigation pending, or any order, injunction or decree outstanding, existing or relating to the Loan(s), Mortgaged Property or any Obligors. 6.2.10 Taxes and Assessments. All real estate taxes and governmental assessments, or installments thereof, which would be a lien on the Mortgaged Property and that prior to the Closing Date have become delinquent in respect of the Mortgaged Property have been paid, or an escrow of funds in an amount sufficient to cover such payments has been established. For purposes of this Section 6.2.10, real estate taxes and governmental assessments and installments thereof shall not be considered delinquent until the earlier of (a) the date on which interest and/or penalties would first be payable thereon and (b) the date on which enforcement action is entitled to be taken by the related taxing authority. 6.2.11 Material Damage. To the best of Seller’s knowledge, the related Mortgaged Property is free and clear of any material damage (other than deferred maintenance for which escrows were established at origination) that would affect materially and adversely the value of such Mortgaged Property as security for the Loan and there is no proceeding pending or, based solely upon the delivery of written notice thereof from the appropriate condemning authority, threatened for the total or partial condemnation of such Mortgaged Property. 6.2.12 Lien Priority; Title Insurance. Each related Mortgage is covered by an ALTA lender’s title insurance policy, or its equivalent as adopted in the applicable jurisdiction, insuring Seller, its successors and assigns, that such Mortgage represents a valid, enforceable, and perfected first lien on the fee simple interest in the related Mortgaged Property, subject only to (a) the lien for current real estate taxes and assessments not yet due and payable, and (b) other matters that institutional lenders on like properties commonly accept as exceptions to title (a title policy fulfilling the foregoing requirements hereinafter referred to as a “Title Policy”). No claims have been made under such Title Policy and no circumstance exists which would impair or diminish the coverage of such Title Policy. Such Title Policy contains no material exclusions for, or affirmatively insures (except for any Mortgaged Property located in a jurisdiction where such insurance is not available) (a) access to public road or (b) against any loss due to encroachments of any material portion of the improvements thereon. 6.2.13 Hazard Insurance. The related Mortgaged Property is, and is required pursuant to the Mortgage to be, insured by a generally acceptable form of hazard insurance policy that is in full force and effect, was issued by a generally acceptable insurance carrier which is qualified to conduct business in the jurisdiction where the Mortgaged Property is located which provides coverage in an amount (subject to a customary deductible) not less than the lesser of (x) the outstanding principal balance of the Loan and (y) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the Obligor and included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such

8 92490722 endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property. To the best of Seller’s knowledge, all premiums on all insurance policies referred to in this clause required to be paid have been paid. Such insurance policies name the Seller and its successors and assigns as a loss payee under a mortgagee endorsement clause or, in the case of the general liability insurance policy, as named or additional insured. Where required by state law or regulation, the Obligor has been given an opportunity to choose the carrier of the required hazard insurance. The Seller has not engaged in, and has no knowledge of the Obligor’s having engaged in, any act or omission which would impair the coverage of any such policy, the benefits of the endorsement provided for herein, or the validity and binding effect of either including, without limitation, to the Seller’s knowledge, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been received, retained or realized by any attorney, firm or other Person, and no such unlawful items have been received, retained or realized by the Seller or any designee of the Seller (including the applicable Originator). Such insurance policies are the valid and binding obligations of the insurer and will inure to the benefit of the Buyer. The Mortgage obligates the related Obligor to maintain all such insurance and, at such Obligor’s failure to do so, authorizes the lender to maintain such insurance at the Obligor’s cost and expense and to charge such Obligor for related premiums. All such insurance policies (other than commercial liability policies) require at least ten (10) days’ prior notice to the lender of termination or cancellation arising because of nonpayment of a premium and at least 30 days’ prior notice to the lender of termination or cancellation (or such lesser period, not less than ten (10) days, as may be required by Applicable Law) arising for any reason other than non-payment of a premium and no such notice has been received by Seller. No action or inaction on the part of the Seller or the applicable Originator has resulted in the exclusion from, denial of, or defense to coverage under any applicable hazard insurance policy or other insurance policy, irrespective of the cause of such failure of coverage. To Seller’s knowledge, no action or inaction on the part of any other Person or event has otherwise occurred and no state of facts exists or has existed that has resulted or will result in the exclusion from, denial of, or defense to coverage under any applicable hazard insurance policy or other insurance policy, irrespective of the cause of such failure of coverage. 6.2.14 [Intentionally Omitted] 6.2.15 Environmental Matters. To the best of Seller’s knowledge, there is no material and adverse environmental condition or circumstance affecting the Mortgaged Property; there is no material violation of any applicable environmental law with respect to the Mortgaged Property; neither Seller nor the Obligor has taken any actions which would cause the Mortgaged Property not to be in compliance with all applicable environmental laws; the related Collateral Documents require the Obligor to comply with all environmental laws; and each Obligor has agreed to indemnify the mortgagee for any losses resulting from any material, adverse environmental condition or failure of the Obligor to abide by such environmental laws or has provided environmental insurance. 6.2.16 Bankruptcy. No Obligor is a debtor in any state or federal bankruptcy or insolvency proceeding. 6.2.17 Violations. There are no material violations of any applicable zoning ordinances, building codes or land laws applicable to the Mortgaged Property or the use and occupancy thereof which (i) are not insured by the Title Policy, or its equivalent as adopted in the applicable jurisdiction, or a law and ordinance insurance policy or (ii) would have a material adverse effect on the value, operation or net operating income of the Mortgaged Property. The Loan Documents require the Mortgaged Property to comply in all material respects with all requirements of law and ordinances. 6.2.18 Boundaries and Encroachments. None of the material improvements which were included for the purposes of determining the appraised value of the related Mortgaged Property at the time of the origination of the Mortgage Loan lies outside of the boundaries and building restriction lines of

9 92490722 such property (except Mortgaged Properties which are legal non-conforming uses) to an extent which would have a material adverse effect on the value of the Mortgaged Property or related Obligor’s use and operation of such Mortgaged Property (unless affirmatively covered by title insurance) and no improvements on adjoining properties encroached upon such Mortgaged Property to any material and adverse extent (unless affirmatively covered by title insurance). 6.2.19 Usury. The Loan and the interest (exclusive of any default interest, late charges or prepayment premiums) contracted for complied as of the date of origination with, or is exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury and all other requirements of federal, state or local law relating to such Loan. 6.2.20 Flood Zone. The improvements located on the Mortgaged Property are either not located in a federally designated special flood hazard area or, if so located, the Obligor is required to maintain or the mortgagee maintains, flood insurance with respect to such improvements and such policy is in full force and effect in an amount no less than the lesser of (i) the original principal balance of the Loan, (ii) the value of such improvements on the related Mortgaged Property located in such flood hazard area or (iii) the maximum allowed under the related federal flood insurance program. 6.2.21 Compliance with Laws. No notice has been received by Seller from any Obligor, any governmental authority, any party entitled to enforce a restrictive covenant affecting any of the Mortgaged Properties, or any other person or entity to the effect that: (a) any zoning law, ordinance or regulation is violated by the maintenance, operation, occupancy or use of any of any Mortgaged Property such that the violation would materially adversely affect the current operation, current occupancy or current use of such Mortgaged Property, (b) any building, or other federal, state or municipal law, ordinance, regulation, or any restrictive covenant is currently violated by the current maintenance, current operation, current occupancy, or current use of any of any Mortgaged Property such that the violation would materially and adversely affect the current operation, current occupancy or current use of any of such Mortgaged Property; or (c) any licenses, permits, inspections, authorizations, certifications and approvals required by any governmental authorities having jurisdiction over the operation of any Mortgaged Property, in its present manner, have not been performed or issued and paid for or are not in full force and effect, in each case without which the operation of any Mortgaged Property would be materially and adversely affected. 6.2.22 Defaults. Seller has not given any written notices of defaults with respect to the Loans that remain uncured. To Seller's knowledge, there is no material Event of Default or default under any of the Loan Documents that has occurred and that remains uncured and no Loan is delinquent (beyond any applicable grace or cure period) in making required payments. Seller has not received any notice of default or similar notice from the Obligor alleging that Seller is in breach of its obligations under the Loan Documents, Obligor has not asserted any written or oral counterclaims, defenses or offset rights under the Loan Documents and, to Seller’s knowledge, Seller is not in breach of its obligations under the Loan Documents; and Seller has delivered to Seller copies of all written notices received or delivered in connection with the Loans since the date of origination of the Loans. 6.2.23 Appraisal. The Review File contains an appraisal of the related Mortgaged Properties with an appraisal date within 6 months of the related Loan origination date. The appraisal is signed by an appraiser that (i) is a member of the Appraisal Institute, and (ii) to the Seller’s knowledge, had no interest, direct or indirect, in the Mortgaged Properties or the Obligor or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Loans. Each appraiser has represented in such appraisal or in a supplemental letter that the appraisal satisfies the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation. Each appraisal contains a statement or is accomplished by a

10 92490722 letter from the appraiser, to the effect that the appraisal was performed in accordance with the requirement of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as in effect on the date such Loan was originated. 6.2.24 Intentionally Deleted. 6.2.25 Customary Industry Standards. The origination, servicing and collection practices used by Seller with respect to the Loan have been in all respects legal and have met customary industry standards for servicing of commercial mortgage loans similar to the Loans. 7. Conditions Precedent to Closing. The respective obligations of the Buyer and the Seller to complete the purchase and sale of the Loan(s) pursuant to this Agreement are subject to the fulfillment on or prior to Closing Date of each of the following additional conditions to be fulfilled by the other, unless the same is specifically waived in writing by the party for whose benefit the same is to be fulfilled: 7.1 Performance of Covenants. The Seller and the Buyer shall have performed all of their respective covenants and agreements contained herein which are required to be performed by them on or prior to the Closing Date. 7.2 Representations and Warranties. All representations and warranties of the Buyer set forth in Section 5 and the Seller set forth in Section 6 of this Agreement shall be true in all material respects at and as of the Closing Date. 7.3 Governmental Approvals. All requisite federal, state and local governmental and regulatory approvals relating to the transactions contemplated hereby, if any, shall have been obtained. 7.4 Other Approvals. Upon the request of the other, the Seller and the Buyer shall provide certified copies of appropriate resolutions, directions and consents approving the execution and delivery of the Sale Documents and the consummation of the transactions contemplated thereby together with such other certificates of incumbency and other evidences of authority as the Seller or the Buyer or their respective counsel may reasonably require. 7.5 Release of Derivative Transaction Liens. With respect to the Loans identified on Schedule A as Broadstone Memorial Park, Mason Park Apartments, Ashton on West Dallas, Northgate, Prose City Place, Campbell Grove and Toscana Apartments, the Seller shall agree to release from the full force and effect of the applicable Mortgage, all liens and rights granted pursuant to a Swap Transaction (as such term is defined in the applicable Mortgage), including without limitation any Swap Transaction entered into between affiliates of the Seller and affiliates of the Obligor and any Swap Transaction between the Seller and the Obligor. 8. Certain Obligations of the Buyer. 8.1 Collection Practices. The Buyer will not violate any laws relating to unfair credit collection or foreclosure practices in connection with the Loan(s). The Buyer hereby agrees to indemnify the Seller and to hold it harmless from and against any and all claims, demands, losses, damages, penalties, fines, forfeitures, judgments, legal fees and any other costs, fees, and expenses incurred by the Seller as a result of (1) a breach by the Buyer of the aforesaid warranty or (2) any claim, demand, or assertion that, after the Closing Date, the Buyer was in any way involved in or had in any way authorized any unlawful collection or foreclosure practices in connection with the Loan(s) transferred to the Buyer pursuant to this

11 92490722 Agreement. The Buyer agrees to notify the Seller within ten (10) Business Days of notice or knowledge of any such claim or demand. 8.2 Reporting to or for the Internal Revenue Service. The Buyer agrees to submit all Internal Revenue Service Forms and Information Returns for the Loan(s) for the period during which it owns the Loan(s). 8.3 Intentionally Deleted. 9. Notice to Obligor. The Seller shall, within five (5) Business Days after the Closing Date or such other period as may be required by applicable regulations or laws, give notice of this transfer to the Obligor(s) by first class U.S. Mail. 10. Intentionally Deleted. 11. Notices. All notices or deliveries required or permitted hereunder shall be in writing and delivered personally or generally recognized overnight delivery service, and shall be deemed given (a) when delivered, if delivered personally, or (b) on the following Business Day, if sent by generally recognized overnight delivery service, in each case to the Seller at the following address, to the Buyer at the address set forth on the signature page below, or such other address as either party may hereafter designate by notice given in compliance with this Section to the other party: SELLER: Amerant Bank, N.A. 220 Alhambra Circle Coral Gables, FL 33134 Attention: Legal Department Email: legal@amerantbank.com 12. Severability. Each part of this Agreement is intended to be severable. If any term, covenant, condition or provision hereof is unlawful, invalid, or unenforceable for any reason whatsoever, and such illegality, invalidity, or unenforceability does not affect the remaining parts of this Agreement, then all such remaining parts hereof shall be valid and enforceable and have full force and effect as if the invalid or unenforceable part had not been included. 13. Construction. Unless the context otherwise requires, singular nouns and pronouns (including defined terms), when used herein, shall be deemed to include the plural and vice versa, and impersonal pronouns shall be deemed to include the personal pronoun of the appropriate gender. 14. Assignment. This Agreement and the terms, covenants, conditions, provisions, obligations, undertakings, rights and benefits hereof, including any attachments hereto, shall be binding upon, and shall inure to the benefit of, the undersigned parties and their respective heirs, executors, administrators, representatives, successors, and assigns. Notwithstanding anything herein to the contrary, however, the Buyer shall not assign its rights under this Agreement without the prior written consent of the Seller, except that the Buyer may assign its rights under this Agreement to an affiliate. 15. Prior Understandings. This Agreement supersedes any and all prior discussions and agreements between the Seller and the Buyer with respect to the purchase of the Loan(s) and other matters contained

12 92490722 herein, and this Agreement contains the sole and entire understanding between the parties hereto with respect to the transactions contemplated herein. 16. Survival. Each and every covenant made by the Buyer or the Seller in this Agreement shall survive the closing and shall not merge into the Closing Documents, but instead shall be independently enforceable, provided, however, that the Seller’s representations and warranties set forth in Section 6.1 and Section 6.2 shall expire one (1) year after the Closing Date, after which time no claim for breach of the Seller’s representations or warranties may be made. Notwithstanding the foregoing, the representation and warranty set forth in Section 6.2.2, Section 6.2.3, Section 6.2.5 and Section 6.2.25 shall survive until each Loan is paid in full. 17. Choice of Law. This Agreement and claims arising out of or in connection therewith shall be governed by and construed and enforced in accordance with the laws of the state of State of Florida and laws of United States of America applicable hereto. All actions, suits, or proceedings arising out of this Agreement and or pertaining to the transactions contemplated herein shall be subject to the exclusive jurisdiction of the state or federal courts situated in Miami-Dade County, State of Florida, USA, and the Buyer consents to this choice of law and venue. 18. Time of the Essence. Time is of the essence of all provisions of this Agreement. 19. Limitation of Damages. Neither party shall be liable to the other party for any consequential, special or punitive damages. If after the Closing Date, the Seller breaches any representation or warranty set forth in Section 6 which has not expired, the Buyer shall give written notice to the Seller within forty- five (45) days of discovery of such breach, and the Seller shall have the right to cure such breach during a period of ninety (90) days after receipt of such notice. If such breach or failure is not duly cured within such ninety (90) day period, or not waived or consented to in writing by the Buyer, the Buyer shall elect, in its sole discretion to either cause the Seller to (i) repurchase the Loan(s) at the Repurchase Price, or (ii) to pay to Buyer the Buyer’s actual damages directly caused by such breach, up to an amount not exceeding the Repurchase Price. The Buyer’s remedies set forth in this Section 19 shall be the exclusive remedies of the Buyer, and the Buyer shall not be entitled to any other rights, remedies or other relief, at law or in equity, for the Seller’s breach of any representation or warranty set forth in this Agreement. 20. Counterparts; Faxed Document. This Agreement may be executed and delivered by the parties in facsimile or pdf format and in any number of separate counterparts, all of which, when delivered, shall together constitute one and the same document. 21. Disclosure. No information regarding the purchase price of any Loan shall be disclosed or otherwise made available to any Obligor by Seller, its employees or its related parties. Neither Buyer nor Seller will issue or cause to be issued any announcement, press release or other statement concerning this Agreement. Notwithstanding anything to the contrary contained herein, this Section shall survive the Closing and any termination of the Agreement. 22. Seller’s Obligations Prior to the Closing Date. At all times from and after the execution and delivery of this Agreement, and until such time as this Agreement shall terminate or the closing shall occur: (a) Seller will not modify, cancel, extend, waive or otherwise change in any manner the terms of the Loan(s), nor enter into any other agreements effecting the Loan(s), without the prior written consent of the Buyer; (b) Seller will service the Loan(s) using reasonable servicing standards and in conforming with Seller’s past practices; (c) Seller shall promptly inform Buyer of material events which occur with respect to the Loan(s); (d) Seller shall send all notices sent or received by Seller regarding the Loans, the Loan Documents or any Obligor; (e) Seller shall not pay any protective advances under the Loan Documents or otherwise and (f)

13 92490722 Seller shall take no enforcement action under or pursuant to the Loan Documents against any Obligor or any Mortgaged Property including entering into or negotiation of any deed-in-lieu with any Obligor. 23. Further Assurances. Each party agrees to execute and deliver such instruments and take such further actions as another party may, from time to time, reasonably request in order to effectuate the purposes, carry out the terms and obtain the full benefit of this Agreement. 24. Loan-Related Derivative Transactions. [*******************************************] [Signatures on Following Page] [Remainder of Page Intentionally Left Blank]

14 92490722 EXECUTED AS OF THE DATE FIRST WRITTEN ABOVE. BUYER: SELLER: PFSS 2 SUB III (C), LLC Amerant Bank, N.A. By: /s/ Jeffrey A. Lehman By: /s/ Sharymar Calderon Name: Jeffrey A. Lehman Name: Sharymar Calderon Title: Authorized signatory Title: EVP, Chief Financial Officer Buyer’s Address for Notice: PFSS 2 Sub III (C) LLC [**********************] with a copy to: PFSS 2 Sub III (C) LLC c/o Prime Finance [**********************] with an additional copy to: POLSINELLI [**********************]

15 92490722 APPENDIX A Definitions “Agreement” is defined in the preamble hereto. “Bid Percentage” [***********] “Business Day” means any day other than a Saturday, Sunday or national holiday. “Buyer” is defined on the signature page(s) to this Agreement, and shall also mean and include its heirs, personal representatives, successors and assigns. “Buyer Damages” is defined in Section 19 of this Agreement. “Buyer Delay” means any delays due to the acts or omissions of Buyer, including, without limitation, any breach of this Agreement by Buyer, which results in the transaction contemplated by this Agreement not being effectuated or consummated by the stated Closing Date, provided however, a Buyer Delay shall not include events that are beyond the reasonable control of Buyer which include, without limitation, an act of God; catastrophe; acts of terrorism; fire, earthquake, floods or explosion, adverse weather or weather related site conditions; war, riot, or sabotage; epidemic or pandemic and any government-mandated quarantines and closures of government offices; inability to procure or shortages of materials, supplies, facilities, natural resources, equipment or labor; failure of transportation; strikes, lockouts, or action of labor unions; laws hereafter enacted; orders of governmental or civil authorities, or government action or inaction where action is required. “BOVs” is defined in Section 24 of this Agreement. “Buyer Payment Obligation” is defined in Section 24 of this Agreement. “Buyer Swap Consideration” is defined in Section 24 of this Agreement. “Calculation Date” is defined as the December 31, 2023. “Closing Date” means the date on which the closing actually takes place which shall be no later than January 22, 2024; provided that, the Buyer and Seller may mutually agree to extend the Closing Date beyond January 22, 2024 in connection with any Buyer Delay or Seller Delay pursuant to a written amendment to this Agreement reflecting a revised Closing Date. “Closing Documents” is defined in Section 4.1 of this Agreement. “Collateral Document” means the Mortgage(s), any assignments of leases and rents, security agreements, financing statements, guaranties, and other agreements or documents, whether an original or a copy and whether or not similar to those enumerated, evidencing, securing, guarantying or otherwise documenting or giving notice of the Loan(s) and any performance or payment obligations with respect thereto or any document evidencing ownership in any asset that was acquired in connection with a foreclosure, deed-in-lieu of foreclosure or otherwise in connection with the resolution of a Loan, and title insurance policies insuring the ownership or liens thereof, provided, however, that the term “Collateral Document” shall expressly exclude the Note(s).

16 92490722 “Collections” means all payments, proceeds and/or awards, actually received by the specified holder of the Note(s), in cash, including checks which have been reduced to good funds, for current application to the indebtedness of the Obligor under the Loan(s), whether or not so applied and, if so applied, whether applied to principal, interest, fees, or any other such indebtedness. “Confidentiality Agreement” means any confidentiality agreement executed by the Buyer in favor of the Seller relating to the sale of the Loan(s). “Escrow Agent” means the Buyer’s counsel, or such other party as the Seller and the Buyer may agree in writing, and shall include its heirs, personal representatives, successors and assigns. “Excluded Information” means information or documentation excluded from the Review File or redacted from documents left in the Review File relating to the Loan(s) or the Obligors consisting of internal memoranda and officer comments, attorney-client correspondence or other information from attorneys or prepared in anticipation of litigation, and any documents prepared by or for the use of the Seller regarding the valuation of the Loan(s). “Lender Expenses” is defined in Section 24 of this Agreement. “Loan(s)” means the loan obligations and debts evidenced by the Note(s) and includes (a) the Note(s); (b) all rights to payment and other rights, title and interests of the Seller in, to and under the Note(s), specifically including, without limitation, all principal, accrued interest, default interest, late charges, reimbursable costs and advances, and prepayment penalties; (c) each Collateral Document; (d) all rights, title, interests, powers, liens or security interests of the Seller in, to or under each Collateral Document, including without limitation claims and rights to and interests in proceeds of hazard or casualty insurance covering collateral securing such Loan and awards in eminent domain and condemnation proceedings affecting such collateral; (e) all Collections received by the Seller on or after the Closing Date and then or thereafter actually collected in good funds; (f) any right, claim or cause of action, and any liability or counterclaim associated therewith, arising out of or in connection with litigation pending, if any; (g) any judgment or execution based upon the Note(s) or any Collateral Document, to the extent attributable thereto, and any lien arising from any such judgment or execution; and (h) all other documents held by the Seller contained in the Review File with respect to the Loan(s)” "Loan Documents” means those documents listed on Schedule C of this Agreement. “Loan-Related Swap” is defined in Section 24 of this Agreement. “Mortgage(s)” means each mortgage, deed of trust or other similar instrument, if any, securing the Note(s), including, without limitation, all modifications, restructurings, extensions consolidations and amendments thereof. “Mortgaged Property” means the real property covered by the Mortgage(s). “Non-Interest Exposure” is defined in Section 24 of this Agreement. “Note(s)” means each promissory note, other instrument evidencing indebtedness or other asset as listed on Schedule A, including, without limitation, all modifications, restructurings, extensions, consolidations and amendments thereof.

17 92490722 “Obligor” means the maker, co-maker of the Note(s) and any guarantor, surety or other primary, secondary or other party obligated with respect to the Loan(s) or any performance or payment obligation in connection therewith, and any other party who has granted collateral for or whose property or any part thereof is subject to any encumbrance securing the Loan(s) or any performance or payment obligation in connection therewith. “Payment Trigger” is defined in Section 24 of this Agreement. “Property Net Market Value” is defined in Section 24 of this Agreement. “Purchase Price” means the unpaid principal balance of the Loans as of the Closing Date multiplied by the Bid Percentage. “Repurchase Price” means with respect to the Loan(s), the price to be paid by the Seller for such Loan(s) if repurchased from the Buyer pursuant to the terms of this Agreement, which shall be computed as follows: (a) the Purchase Price for such Loan(s) paid by the Buyer; minus (b) all principal amounts paid by any Obligor or otherwise received or collected by the Buyer in respect of the Loan(s) between the Closing Date and the repurchase date, which amounts shall be evidenced and certified by the Buyer to the Seller as true and accurate; minus (c) any diminution in the value of the Loan(s) since the Closing Date attributable solely to the action, omission or fault of the Buyer; plus (d) all (i) reasonable amounts paid by the Buyer in good faith to third parties to collect principal, interest and other amounts due under the Loan(s), and (ii) protective advances made by the Buyer to third parties in order to protect the security of its collateral and other advances made by the Buyer pursuant to the Collateral Documents, in each case from the Closing Date to the repurchase date (as evidenced by invoices and canceled checks). “Review File” means all instruments and documents, in the files of the Seller pertaining to the Loan(s) and which have been provided to the Buyer as of the execution of this Agreement, including without limitation, the Note(s), Loan Documents and any Collateral Documents and any loan summaries prepared by Seller, Servicing File, any standard lease form, appraisal, engineering and environmental reports, all insurance documentation for the Mortgaged Properties, credit reports, title insurance policy, survey, all financial statements of any Obligor and operating statements for the Mortgaged Properties, but excluding any Excluded Information. “Sale Documents” means this Agreement and all attachments hereto, and all other instruments, agreements, certificates and other documents at any time executed and delivered by or on behalf of the Seller and/or the Buyer in connection with the sale of the Loan(s). “Separate Loan Assignments” is defined in Section 4.4 of this Agreement.

18 92490722 “Seller” is defined on the signature page(s) to this Agreement and shall also mean and include its successors and assigns. “Seller Delay” means any delays due to the acts or omissions of Seller, including, without limitation, any breach of this Agreement by Seller and any delay in providing any information the Seller is required to provide the Buyer in connection with its obligations under this Agreement, which results in the transaction contemplated by this Agreement not being effectuated or consummated by the stated Closing Date, provided however, a Seller Delay shall not include events that are beyond the reasonable control of Seller which include, without limitation, an act of God; catastrophe; acts of terrorism; fire, earthquake, floods or explosion, adverse weather or weather related site conditions; war, riot, or sabotage; epidemic or pandemic and any government-mandated quarantines and closures of government offices; inability to procure or shortages of materials, supplies, facilities, natural resources, equipment or labor; failure of transportation; strikes, lockouts, or action of labor unions; laws hereafter enacted; orders of governmental or civil authorities, or government action or inaction where action is required. “Seller Retained Liabilities” means any liability, obligation or responsibility of Seller related to (a) any claim by an Obligor related to matters occurring prior to the Closing Date, (b) any liabilities or obligations of Seller under the Notes or Collateral Documents with respect to matters occurring prior to the Closing Date or (c) any tortious, fraudulent or unlawful actions by Seller or its representatives related to any Loan at any time. “Servicing File” means any documents (other than Loan Documents) related to the origination or the servicing of any Loan that are in the possession of or under the control of the Seller or any of its servicers, including but not limited to legal opinions, payment histories, escrow balances, all written communications sent to any Obligor or received from any Obligor and the Seller’s or any servicer’s asset summaries. Notwithstanding anything to the contrary contained herein, with respect to each Loan, the Servicing File shall consist solely of any related documents or records generated by the servicer or received by the applicable servicer. “Swap Breakage Liability” is defined in Section 24 of this Agreement. “Swap Counterparty” is defined in Section 24 of this Agreement. “Swap Loans” is defined in Section 24 of this Agreement. “Title Policy” is defined in Section 6.2.12 of this Agreement. “Valuation Mechanism” is defined in Section 24 of this Agreement. END OF APPENDIX A

19 92490722 SCHEDULE A LOANS [INTENTIONALLY OMITTED]

20 92490722 SCHEDULE B ORIGINAL NOTE EXCEPTIONS [INTENTIONALLY OMITTED]

21 92490722 SCHEDULE C [INTENTIONALLY OMITTED]

22 92490722 SCHEDULE D EXCEPTIONS [INTENTIONALLY OMITTED]

23 92490722 ATTACHMENT 1 (form of) BILL OF SALE [INTENTIONALLY OMITTED]

24 92490722 ATTACHMENT 2 (form of) Allonge [INTENTIONALLY OMITTED]

25 92490722 ATTACHMENT 3 (form of) ASSIGNMENT OF DEED OF TRUST [AND RELEASE OF DERIVATIVE TRANSACTION LIENS] [AND SUBORDINATION AND STANDSTILL OF LIENS] [INTENTIONALLY OMITTED]

26 92490722 ATTACHMENT 4 (form of) Limited Power of Attorney [INTENTIONALLY OMITTED]

27 92490722 ATTACHMENT 5 (form of) Omnibus Assignment [INTENTIONALLY OMITTED]